EXHIBIT 5

                                               December 19, 1997

IVAX Corporation
4400 Biscayne Boulevard
Miami, Florida 33137

Ladies and Gentlemen:

         We have acted as special counsel to IVAX Corporation (the "Registrant") in connection with the preparation and filing with the Securities and Exchange Commission, on or about the date hereof, of a registration statement on Form S-8 (the "Registration Statement"). The Registration Statement registers 4,000,000 shares of Common Stock, par value $.10 per share, of the Registrant (the "Shares"), pursuant to the terms of the Registrant's 1997 Employee Stock Option Plan (the "Plan"). This opinion is given with respect to the Shares to the extent they are newly-issued shares of Common Stock.

         In connection therewith, we have examined the Registrant's Articles of Incorporation and Bylaws, each as amended to the date hereof; resolutions adopted by the Board of Directors of the Registrant providing for, among other things, the issuance of the Shares and the filing of the Registration Statement; and such other corporate documents and records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purposes of this opinion. We have also reviewed the relevant provisions of the Florida Business Corporation Act, and such other legal authority as we have deemed relevant.

         As to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of: (i) all representations and warranties as to factual matters contained in any of the documents submitted to us for purposes of rendering the opinion; and (ii) factual recitals made in the resolutions adopted by the Board of Directors of the Company.

         Based upon and subject to the foregoing and the other qualifications, limitations and assumptions contained herein, we are of the opinion that the Shares, when issued and delivered pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus related thereto.

                                                     Very truly yours,

                                                     STEEL HECTOR & DAVIS LLP